UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2022

FATHOM HOLDINGS INC.

(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)

001-39412		82-1518164
(Commission File Number)		(IRS Employer Identification No.)

2000 Regency Parkway Drive, Suite 300, Cary, North Carolina 27518

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 888-455-6040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	FTHM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (d) Departure and Appointment of Directors to the Board

On August 10, 2022, Jeffrey Coats notified the Board of Directors (the “Board”) of Fathom Holdings Inc. (the “Company”) that he is resigning from the Board. Mr. Coats’ resignation from the Board, effective August 10, 2022, did not arise from any disagreement with the Company, any member of the Board, or Company management regarding any matter related to the Company’s operations, policies, practices, or otherwise.

On August 12, 2022, the Board appointed Scott N. Flanders as a member of the Board, effective immediately, to fill the vacancy created by Mr. Coats’ resignation. Mr. Flanders will serve as a director until the Company’s 2022 annual meeting of shareholders or until his successor is duly elected and qualified.

Effective as of August 12, 2022, Mr. Flanders also joined the Board’s Compensation Committee, which is now comprised of Mr. Flanders (Chair), Christopher Bennet and David Hood.

Mr. Flanders, age 65, served as Chief Executive Officer of eHealth, Inc. (Nasdaq: EHTH) from May 2016 to October 2021, including as a member of its board of directors from February 2008 to October 2021. From July 2009 to May 2016, he served as Chief Executive Officer of Playboy Enterprises, Inc., including as a member of its board of directors from July 2009 to December 2019. From January 2006 to June 2009, Mr. Flanders served as the President and Chief Executive Officer of Freedom Communications, Inc., including as a member of its board of directors from 2001 to 2009. From September 1999 to July 2005, he served as Chairman and Chief Executive Officer of Columbia House Company, which was acquired by Bertelsmann AG in July 2005. Mr. Flanders also currently serves on the board of directors of Deepwell, Inc., 890 5th Avenue Partners, Inc. and 200 Park Avenue Partners, LLC and served as a strategic board advisor to both AloeCare Health, Inc. and BetterHealth. Mr. Flanders received a B.A. degree in economics from the University of Colorado and a J.D. from Indiana University. He is also a Certified Public Accountant. The Board believes that Mr. Flanders’s executive management and operations expertise, and background in law and accounting, qualifies him to serve as one of its directors.

There are no arrangements or understandings between Mr. Flanders and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Flanders and any of the Company’s other directors or executive officers. As a non-employee director of the Company, Mr. Flanders will receive the same cash and equity compensation as each of the Company’s other non-employee directors.

There are no related party transactions between Mr. Flanders and the Company, and the Board believes that Mr. Flanders satisfies the independence requirements of Rule 5605(a)(2) of the NASDAQ Stock Market listing and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Item 8.01	Other Events.

On August 16, 2022, the Company issued a press release to report the appointment of Mr. Flanders to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release of Fathom Holdings, Inc., dated August 16, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FATHOM HOLDINGS INC.

Date: August 16, 2022	/s/ Marco Fregenal
Marco Fregenal
President and Chief Financial Officer